Exhibit 99.1
FOR IMMEDIATE RELEASE
April 19, 2018

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets and Investor Relations (504) 310-7314

IBERIABANK Corporation Announces 2020 Strategic Goals

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC) (“IBKC”), holding company of the 131-year-old IBERIABANK (www.iberiabank.com), announced today its 2020 Strategic Goals. The 2020 Strategic Goals provide financial and operating targets for Company performance to be achieved by the end of 2020.

Daryl G. Byrd, President and Chief Executive Officer, commented, "We are pleased to announce our 2020 Strategic Goals to both shareholders and the investment community. Over the past few years, our Company has undergone significant change, increasing our Southeastern presence through strong organic growth and opportunistic, accretive acquisitions. Our Company has grown from $15.8 billion in 2014 to $29.5 billion in total assets and now includes over 300 offices in 12 states. IBERIABANK operates a unique, market-centric business model in some of the most dynamic markets in the country. We continue to provide best-in-class service and an exceptional value proposition to our clients while providing an attractive career path for our associates. I believe our 2020 Strategic Goals not only reflect the strength of our business today, but also confidence in our ability to capitalize on the opportunities we see in our markets. Our overarching theme of Sustainable, Profitable Growth reflects our view that a balanced approach to growth, efficiency, and risk management will produce outstanding operating results.”

2020 Goal
Core EPS Growth	> 10%
Core Return on Average Assets	> 1.30%
Core Return on Average Tangible Common Equity	> 15%
Core Tangible Efficiency Ratio	< 55%

Byrd continued, “As a management team, our job is to deliver outstanding returns for our shareholders. Regardless of changes in market rates and competitive forces, our 2020 Strategic Goals provide a working objective that all IBERIABANK associates strive for and our investors should expect. The measurement of our team’s success is tied to the overall performance of the Company, and specifically to achieving these metrics.”

IBERIABANK Corporation

IBERIABANK Corporation is a regional financial holding company with offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, New York, North Carolina, and South Carolina, offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $4.5 billion, based on the NASDAQ Global Select Market closing stock price on April 19, 2018.

The following 10 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this announcement, the Company will host a live conference call to discuss both the financial results for the quarter just completed and the announcement of the 2020 Strategic Goals. The telephone conference call will be held on Friday, April 20, 2018, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 9690151. A replay of the call will be available until midnight Central Time on April 27, 2018, by dialing 1-877-344-7529. The confirmation code for the replay is 10118181. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC's website, http://www.sec.gov, and the Company's website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.